EXHIBIT 10.16

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is dated effective as of January 27, 2020, by and between Conatus Pharmaceuticals Inc. (the “Company”), and Steven J. Mento, Ph.D. (“Employee”).

WHEREAS, the Company and Employee are parties to that certain Employment Agreement, effective as of December 17, 2008 (as amended, the “Original Agreement”);

WHEREAS, the Company is currently contemplating a transaction with Histogen Inc., pursuant to an Agreement and Plan of Merger and Reorganization among the Company, Chinook Merger Sub, Inc. and Histogen Inc., dated as of January 28, 2020, pursuant to which Chinook Merger Sub, Inc. would merge with and into Histogen Inc. (the “Merger”); and

WHEREAS, the Company and Employee desire to amend the Original Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises herein contained and subject to the closing of the Merger, the parties agree as follows:

1.    Section 5(a)(iii) of the Original Agreement. The last sentence of Section 5(a)(iii) of the Original Agreement is hereby amended and restated to read as follows:

“If (A) any of the Company’s health benefits are self-funded as of the date of termination, or (B) if the Company cannot provide the foregoing benefits in a manner that is exempt from or otherwise compliant with applicable law (including, without limitation, Section 409A of the Code and Section 2716 of the Public Health Service Act), instead of providing continued health insurance benefits as set forth above, or (C) the merger contemplated by that certain Agreement and Plan of Merger and Reorganization among the Company, Chinook Merger Sub, Inc. and Histogen Inc., dated as of January 28, 2020 closes, then (x) in the case of clauses (A) and (B), the Company shall instead pay to Employee an amount equal to the monthly plan premium payment for Employee and his eligible dependents who were covered under the Company’s health plans as of the date of termination (calculated by reference to Employee’s premiums as of the date of termination) as currently taxable compensation in substantially equal monthly installments over the COBRA Coverage Period (or the remaining portion thereof), or (y) in the case of clause (C), the Company shall instead pay to Employee a lump sum cash payment in an amount representing the product of (I) the monthly cost for continuation coverage under COBRA for Employee and his eligible dependents who were covered under the Company’s health plans as of the date of termination (calculated by reference to the monthly cost for continuation coverage for Employee and such eligible dependents under COBRA as of the date of termination) multiplied by (II) eighteen (18) months, which payment shall be paid no later than sixty (60) days following the date of Employee’s termination of employment; plus”

2.    Miscellaneous. This Amendment shall be and is hereby incorporated in and forms a part of the Original Agreement, subject to the closing of the Merger. All other terms and provisions of the Original Agreement shall remain unchanged except as specifically modified herein. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. This Amendment may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date(s) set forth below.

CONATUS PHARMACEUTICALS INC.

Dated: January 27, 2020	By:	/s/ Keith W. Marshall, Ph.D., M.B.A.

	Name:	Keith W. Marshall, Ph.D., M.B.A.

	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

EMPLOYEE

Dated: January 27, 2020	/s/ Steven J. Mento, Ph.D.
Steven J. Mento, Ph.D.

Signature Page to Amendment to Employment Agreement